UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2016

DIODES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4949 Hedgcoxe Road, Suite 200 Plano, Texas (Address of principal executive offices)		75024 (Zip Code)

(972) 987-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Bonuses

On December 11, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of Diodes Incorporated (the “Company”) approved the distribution of a cash bonus to the executive officers of the Company for their services rendered in fiscal 2016.

For fiscal 2016, the Compensation Committee established a target bonus for each executive officer based on  (1) the growth in the Company’s revenue compared to that of the Company’s serviceable area market (“SAM”) and (2) the growth in the Company’s net income compared to that of the prior year. Each executive officer would be entitled to receive a performance-based bonus equal to 70% of the target bonus.  The balance of the target bonus may be distributed among the executive officers in the discretion of the Compensation Committee.  No bonus would be paid if the Company’s actual revenue growth and net income were less than 80% of the prior year’s performance.  The Compensation Committee retains the right to reduce any individual bonus from that based on the performance formula.

The Committee awarded an aggregate of $1,396,800 to the executive officers, based on the Committee’s current estimate of the performance of the Company and the Company’s SAM for fiscal 2016, the Committee’s assessment of each executive’s contribution to the Company’s performance and the workload and areas of responsibilities of each executive officer during 2016.  The Committee approved the payment of 80% of the awards in December 2016, with the remaining 20% payable upon confirmation of the performance of the Company and the Company’s SAM in fiscal 2016.  The Committee awarded cash bonuses to the following named executive officers of the Company:

Name	Position	Amount Awarded	Amount Paid[1]
Keh-Shew Lu	President and Chief Executive Officer	$600,000	$480,000
Richard D. White	Chief Financial Officer and Secretary	200,000	160,000
Mark A. King	Senior Vice President – Sales and Marketing	130,000	104,000
Edmund Tang	Vice President – Corporate Administration	130,000	104,000
Francis Tang	Vice President – Worldwide Discrete Products	170,000	136,000

Once the final performance of the Company is confirmed, the remaining unpaid amount is expected to be paid in the first quarter of fiscal 2017.  The confirmation of the Company’s performance will be based on (i) the actual performance of the Company as reported on its audited financial statements for fiscal 2016 and (ii) the actual performance of the Company’s SAM for 2016 compared to 2015 as determined by WSTS, all subject to further adjustment(s) in the discretion of the Committee.

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[1]

The column “Amount Paid” lists actual amounts authorized by the Committee for payment on or before December 31, 2016, which equals 80% of the awarded amounts listed in the column “Amount Awarded” in the table above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIODES INCORPORATED

Dated: December 15, 2016	By:	/s/ Richard D. White
Richard D. White,
Chief Financial Officer